Exhibit (4)

FORM OF

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this [            ] day of March, 2015 by Meridian Fund, Inc., a Maryland corporation (the “Acquiring Company”), on behalf of the Meridian Equity Income Fund (the “Acquiring Fund”); Professionally Managed Portfolios, a Massachusetts business trust (the “Selling Trust”), on behalf of the Jordan Opportunity Fund (the “Selling Fund”) (the Acquiring Fund and Selling Fund referred to herein as a “Fund” and collectively, the “Funds”); Arrowpoint Asset Management, LLC, the investment adviser to the Acquiring Fund (“Arrowpoint”), (for purposes of Sections 5.11, 5.13, 9.1, and 12.2 of the Agreement only); and Windowpane Advisors, L.L.C., the investment adviser to the Selling Fund (“Windowpane”) (for purposes of Sections 5.11, 5.13, and 12.2 of the Agreement only). The principal place of business of the Acquiring Company is 100 Fillmore Street, Suite 325, Denver, Colorado 80206; the principal place of business of the Selling Trust is 615 East Michigan Street, Milwaukee, Wisconsin 53202; the principal place of business of Arrowpoint is 100 Fillmore Street, Suite 325, Denver, Colorado 80206; and the principal place of business of Windowpane is 550 West “C” Street, Suite 960, San Diego, California 92101.

This Agreement is intended to be and is adopted as a plan of “reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder. The reorganization will consist of: (i) the transfer of all the assets of the Selling Fund to the Acquiring Fund, in exchange solely for voting Legacy Class shares of beneficial interest, no par value per share, of the Acquiring Fund (collectively, the “Acquiring Fund Shares”) and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund; immediately followed by (ii) the distribution of the Acquiring Fund Shares to the Selling Fund shareholders and the termination, dissolution and complete liquidation of the Selling Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the “Reorganization”).

WHEREAS, the Acquiring Fund is a series of the Acquiring Company, the Selling Fund is a series of the Selling Trust, the Acquiring Company and the Selling Trust are open-end management investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Selling Fund owns securities that are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Board of Directors of the Acquiring Company has determined that the Reorganization is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization; and

WHEREAS, the Board of Trustees of the Selling Trust has determined that the Reorganization is in the best interests of the Selling Fund and that the interests of the existing shareholders of the Selling Fund will not be diluted as a result of the Reorganization.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

TRANSFER OF ASSETS OF THE SELLING FUND IN EXCHANGE FOR SHARES OF THE

ACQUIRING FUND AND THE ASSUMPTION OF THE SELLING FUND’S LIABILITIES, AND

TERMINATION AND LIQUIDATION OF THE SELLING FUND

1.1 THE REORGANIZATION. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Selling Fund agrees to transfer all of its assets, as set forth in Section 1.2, to the Acquiring Fund. In exchange, the Acquiring Fund agrees: (i) to deliver to the Selling Fund the number of full and fractional Acquiring Fund Shares, computed in the manner set forth in Section 2.3; and (ii) to assume all of the liabilities of the Selling Fund, as set forth in Section 1.3. Such transactions shall take place at the closing provided for in Section 3.1 (the “Closing”).

1.2 ASSETS TO BE TRANSFERRED.

(a) The Selling Fund shall transfer all of its assets to the Acquiring Fund, including, without limitation, all cash, cash equivalents, securities, commodities, interests in futures and dividends or interest receivables, receivables for shares sold and other rights (including, but not limited to, rights to indemnification and contribution) and claims (including but not limited to, claims for breach of contract) owned by the Selling Fund, any deferred or prepaid expenses shown as an asset on the books of the Selling Fund on the Closing Date, as such term is defined in Section 3.1, books and records of the Selling Fund, and any other property owned by the Selling Fund at the Valuation Time, as such term is defined in Section 2.1.

(b) Not less than ten (10) calendar days before the Closing Date, the Selling Fund will provide the Acquiring Fund with a schedule of its assets and its known liabilities, and such Acquiring Fund will provide the Selling Fund with a copy of the current investment objectives and policies applicable to the Acquiring Fund. The Selling Fund reserves the right, in the normal course of business, to sell or otherwise dispose of any of the securities or other assets shown on the schedule of the Selling Fund’s assets before the Closing Date and to purchase securities after providing the Schedule to the Acquiring Company. Not less than five (5) calendar days before the Closing Date, the Acquiring Fund will advise the Selling Fund, in writing, of any investments of such Selling Fund shown on such schedule that the Acquiring Fund does not desire to hold on the Closing Date, pursuant to its stated investment objectives and policies. If the Selling Fund holds any investments that the Acquiring Fund does not desire to hold on the Closing Date under its stated investment objectives or policies, the Selling Fund, if requested by the Acquiring Fund, will dispose of those securities prior to the Closing Date to the extent practicable and if consistent with its fiduciary duty to the Selling Fund Shareholders (defined in Section 1.4) In addition, if it is determined that the portfolios of the Selling Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations to which the Acquiring Fund is or will be subject with respect to such investments, the Selling Fund, if requested by the Acquiring Fund and if consistent with its fiduciary duty to the Selling Fund Shareholders, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date.

1.3 LIABILITIES TO BE ASSUMED. The Selling Fund will use commercially reasonable efforts to discharge all of its known liabilities and obligations to the extent possible before the Closing Date, except for such expenses set forth in Section 9.1. The Acquiring Fund shall assume all liabilities of the Selling Fund, which assumed liabilities shall include all of the Selling Fund’s liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this Agreement. If prior to the Closing Date any of the parties identify a liability that the parties mutually agree should not be assumed by the Acquiring Fund, such liability shall be excluded from the definition of liabilities hereunder and shall be listed on a schedule of Excluded Liabilities to be signed by the parties at the Closing (the “Excluded Liabilities”). The Acquiring Fund shall not assume any liability for any obligation of the Selling Fund to file reports with the Securities and Exchange Commission (the “Commission”), Internal Revenue Service or any other federal, state or local regulatory or tax authority covering any reporting period ending prior to or at the Closing Date with respect to the Selling Fund.

1.4 LIQUIDATION AND DISTRIBUTION. On or as soon after the Closing Date as is practicable, but no later than six (6) months after the Closing Date (the “Liquidation Date”): (a) the Selling Fund will distribute in complete liquidation of the Selling Fund, to its shareholders of record determined as of the Valuation Time (as defined in Section 2.1) (the “Selling Fund Shareholders”), all of the Acquiring Fund Shares of the Acquiring Fund received by the Selling Fund pursuant to Section 1.1; and (b) the Selling Fund will thereupon proceed to dissolve and terminate as set forth in Section 1.8 below. Such distribution will be accomplished by the transfer of Acquiring Fund Shares credited to the account of the Selling Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Selling Fund Shareholders, and representing the respective pro rata number of Acquiring Fund Shares due such shareholders. The Acquiring Fund shall have no obligation to inquire as to the validity, propriety or correctness of such records, but shall assume that such transaction is valid, proper and correct. All issued and outstanding shares of the Selling Fund will simultaneously be redeemed by the Selling Trust and canceled on its books. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer.

1.5 OWNERSHIP OF SHARES. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent. Shares of the Acquiring Fund will be issued at the Closing to the Selling Fund in an amount computed in the manner set forth in Section 2.3, and will then be distributed to the Selling Fund Shareholders.

1.6 STATE FILINGS. Promptly following the Closing Date, the Selling Trust shall make any filings with the Commonwealth of Massachusetts that may be required under the laws thereof to effect the termination of the Selling Fund, and shall file final tax returns of the Selling Fund with the State of Massachusetts if required under applicable law.

1.7 TRANSFER TAXES. Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Selling Fund shares on the books of the Selling Fund shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.8 TERMINATION. The Selling Fund shall be dissolved, terminated and have its affairs wound up in accordance with Massachusetts law, promptly following the Closing Date and the making of all distributions pursuant to Section 1.4.

1.9 BOOKS AND RECORDS. All books and records of the Selling Fund, including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and copies thereof shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date. The Acquiring Fund shall maintain all books and records relating to the Reorganization for the time periods set forth under the 1940 Act.

ARTICLE II

VALUATION

2.1 VALUATION OF ASSETS AND LIABILITIES. The value of the Selling Fund’s net assets shall be the value of all the Selling Fund’s assets as of the close of regular trading on the New York Stock Exchange (“NYSE”) (or such other time as set forth in the Selling Fund’s valuation policies and procedures) on the Closing Date (such time and date being hereinafter called the “Valuation Time”) after the declaration and payment of any dividends and/or other distributions on that date, less the amount of all the Selling Fund’s liabilities. The value of the Selling Fund’s assets and liabilities shall be determined by using the valuation procedures set forth in the Selling Trust’s Declaration of Trust, Bylaws and policies and procedures (the “Selling Trust Governing Documents”) and the Selling Fund’s then-current prospectus and statement of additional information.

2.2 VALUATION OF ACQUIRING FUND SHARES. The aggregate net asset value of Acquiring Fund Shares shall be the aggregate net asset value of the Acquiring Fund at the Valuation Time, using the valuation procedures set forth in the Acquiring Company’s articles of incorporation, as amended and supplemented, its Bylaws and policies and procedures (the “Acquiring Company Governing Documents”), and the Acquiring Fund’s then-current prospectus and statement of additional information, or such other valuation procedures as shall be mutually agreed upon by the parties.

2.3 SHARES TO BE ISSUED. The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in connection with this Agreement shall be determined by dividing the net asset value of the Selling Fund, determined in accordance with the valuation procedures referred to in Section 2.1, by the per share net asset value of the Acquiring Fund, determined in accordance with the valuation procedures referred to in Section 2.2. The parties agree that the intent of this calculation is to ensure that the aggregate net asset value of the Acquiring Fund Shares to be so credited to Selling Fund Shareholders shall be equal to the aggregate net asset value of the then outstanding shares of beneficial interest of the Selling Fund Shares.

2.4 EFFECT OF SUSPENSION IN TRADING. In the event that at the Valuation Time, either: (a) the NYSE or another primary exchange on which the portfolio securities of the Acquiring Fund and/or the Selling Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund and/or the Selling Fund is impracticable, the Valuation Time shall be postponed until the close of regular trading on the NYSE on first business day after the day when trading is fully resumed and reporting is restored.

ARTICLE III

CLOSING AND CLOSING DATE

3.1 CLOSING DATE. The Closing shall occur on June 13, 2015 or such other date as the parties may agree in writing (the “Closing Date”). Unless otherwise provided, all acts taking place at the Closing shall be deemed to take place immediately after the Valuation Time. The Closing shall be held immediately after the close of regular trading on the NYSE at the offices of Arrowpoint in Denver, Colorado or at such other time and/or place as the parties may agree.

3.2 CUSTODIAN’S CERTIFICATE. The Selling Fund shall cause U.S. Bank, N.A., as custodian for the Selling Fund (the “Custodian”), to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that: (a) the Selling Fund’s portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund on the Closing Date; and (b) all necessary taxes including all applicable U.S. federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Selling Fund. The Selling Fund’s portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian for the Selling Fund to the custodian for the Acquiring Fund for examination no later than five (5) business days preceding the Closing Date and transferred and delivered by the Selling Fund as of the Closing Date for the account of the Acquiring Fund, duly endorsed in proper form for the transfer in such condition as to constitute good delivery thereof.

3.3 TRANSFER AGENT’S CERTIFICATE. The Selling Fund shall cause U.S. Bank Fund Services Inc. (“USBFS”), as transfer agent for the Selling Fund, to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Selling Fund Shareholders, and the number, class and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver or cause BNY Mellon Investment Servicing (US) Inc., its transfer agent, to issue and deliver to the Secretary of the Selling Fund (a) a certificate as to the opening of accounts in the Selling Fund Shareholders’ names on the Acquiring Fund’s share transfer books and (b) a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Selling Fund’s account or provide evidence satisfactory to the Selling Fund that such Acquiring Fund Shares have been credited to the Selling Fund’s account on the books of the Acquiring Fund.

3.4 DELIVERY OF ADDITIONAL ITEMS. At the Closing, each party shall deliver to the other parties such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other parties or their respective counsel may reasonably request to effect the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS OF THE SELLING FUND. The Selling Trust, on behalf of the Selling Fund, represents and warrants to the Acquiring Fund as follows:

(a) The Selling Trust is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with power under its Declaration of Trust and Bylaws, each as amended from time to time, to own all of its properties and assets and to carry on its business as presently conducted.

(b) The Selling Fund is a separate series of the Selling Trust duly authorized in accordance with the applicable provisions of the Selling Trust Governing Documents.

(c) The Selling Trust is registered as an open-end management investment company under the 1940 Act, and such registration has not been revoked or rescinded and is in full force and effect.

(d) The Selling Fund is not, and the execution, delivery, and performance of this Agreement (subject to approval by the Selling Fund Shareholders) will not result, in the violation of any provision of the Selling Trust Governing Documents or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Selling Fund is a party or by which it is bound.

(e) Except for conversion fees to be payable to the Selling Fund’s transfer agent and custodian in connection with the Reorganization, the Selling Fund has no material contracts or other commitments that will be terminated with liability to the Selling Fund before the Closing Date.

(f) No litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Selling Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Selling Fund to carry out the transactions contemplated by this Agreement. The Selling Fund knows of no facts that might form a reasonable basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(g) The annual financial statements of the Selling Fund for the fiscal year ended December 31, 2014 have been prepared in accordance with generally accepted accounting principles and have been audited by an independent registered public accounting firm, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Selling Fund as of December 31, 2014, and there are no known contingent liabilities of the Selling Fund as of such date that are not disclosed in such statements.

(h) Since the date of the financial statements referred to in subsection (g) above, there have been no material adverse changes in the Selling Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business) and there are no known contingent liabilities of the Selling Fund arising after such date. For the purposes of this subsection (h), a decline in the net asset value of the Selling Fund shall not constitute a material adverse change.

(i) All U.S. federal, state, local and other tax returns and reports of the Selling Fund required by law to be filed by it (taking into account permitted extensions for filing) have been timely filed and are correct in all material respects. All U.S. federal, state, local and other taxes required to be paid (whether or not shown on any such return or report) have been paid, or provision shall have been made for the payment thereof and any such unpaid taxes are properly reflected on the financial statements referred to in subsection (h) above. To the best of the Selling Fund’s knowledge, no tax authority is currently auditing or preparing to audit the Selling Fund, and no assessment for taxes, interest, additions to tax, or penalty has been asserted or threatened against the Selling Fund.

(j) All issued and outstanding shares of the Selling Fund are: (i) duly and validly issued and outstanding shares of the Selling Trust; and (ii) holders of the Selling Fund shares will not have any obligation to make payments to the Selling Trust or its creditors or contributions to the Selling Trust or its creditors solely by reason of the holders’ ownership of the Selling Fund shares. All of the issued and outstanding shares of the Selling Fund will, at the time of the Closing, be held by the persons and in the amounts set forth in the records of the Selling Fund’s transfer agent as provided in Section 3.3. The Selling Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any shares of the Selling Fund, and has no outstanding securities convertible into shares of the Selling Fund.

(k) At the time of the Closing, the Selling Fund will have good and marketable title to the Selling Fund’s assets to be transferred to the Acquiring Fund pursuant to Section 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets, and the Acquiring Fund will acquire good and marketable title thereto.

(l) Other than approval by the Selling Fund Shareholders, the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Selling Fund. Subject to approval by the Selling Fund Shareholders, this Agreement constitutes a valid and binding obligation of the Selling Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(m) The information to be furnished by the Selling Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with U.S. federal securities and all other applicable federal, state and local laws and regulations.

(n) The current prospectus and statement of additional information of the Selling Fund conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act and the rules and regulations thereunder and do not include, with respect to the Selling Trust or the Selling Fund, any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(o) From the effective date of the Registration Statement (as defined in Section 5.7), through the time of the meeting of the Selling Fund Shareholders and on the Closing Date, any written information furnished by the Selling Fund for use in the Proxy Materials (as defined in Section 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

(p) For each taxable year of its operations prior to the Closing Date, the Selling Fund (i) has elected to qualify, and has qualified, as a “regulated investment company” under Subchapter M of the Code (a “RIC”), (ii) has been eligible to and has computed its U.S. federal income tax under Section 852 of the Code, and (iii) has been, and will be as of the Closing Date treated as a separate corporation for U.S. federal income tax purposes pursuant to Section 851(g) of the Code. The Selling Fund will qualify as a RIC as of the Closing Date and will have satisfied as of the close of its most recent prior quarter of its taxable year, the diversification requirements of Section 851(b)(3) of the Code without regard to the last sentence of Section 851(d) of the Code. The Selling Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Selling Fund to fail to qualify as a RIC under the Code.

(q) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act or Massachusetts law, as applicable, for the execution of this Agreement by the Selling Trust on behalf of the Selling Fund, except for the effectiveness of the Registration Statement and the filing of any documents that may be required under Massachusetts law and except for such other consents, approvals, authorizations and filings as have been made or received and such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Selling Fund as described in Section 5.2.

(r) The Selling Trust’s Board of Trustees satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act as they currently apply to the Selling Trust.

(s) (i) At least 33 1/3% of the assets of the Selling Fund meet the investment objectives, strategies, policies, risks and restrictions of the Acquiring Fund, (ii) the Selling Fund has not altered its portfolio in connection with the Reorganization in order to meet the foregoing 33 1/3% threshold, and (iii) the Selling Fund did not modify any of its investment objectives, strategies, policies, risks or restrictions in connection with the Reorganization.

4.2 REPRESENTATIONS OF THE ACQUIRING FUND. The Acquiring Company, on behalf of the Acquiring Fund, represents and warrants to the Selling Fund as follows:

(a) The Acquiring Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland, with power under its articles of incorporation and by-laws, each as amended or supplemented from time to time, to own all of its properties and assets and to carry on its business as presently conducted.

(b) The Acquiring Fund is a separate series of the Acquiring Company duly authorized in accordance with the applicable provisions of the Acquiring Company Governing Documents.

(c) The Acquiring Company is registered as an open-end management investment company under the 1940 Act, and such registration has not been revoked or rescinded and is in full force and effect.

(d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in a violation of the Acquiring Company Governing Documents or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

(e) No litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Company or the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Acquiring Company or the Acquiring Fund to carry out the transactions contemplated by this Agreement. Neither the Acquiring Company nor the Acquiring Fund knows of any facts that might form a reasonable basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.

(f) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(g) The Acquiring Fund Shares to be issued and delivered to the Selling Fund for the account of the Selling Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized and will constitute all of the issued and outstanding shares of the Acquiring Fund as of the Closing Date. When so issued and delivered, such shares will be duly and validly issued shares of the Acquiring Fund, and will be fully paid and non-assessable. The Acquiring Fund has no outstanding options, warrants or other rights to subscribe for or purchase any shares of the Acquiring Fund, and has no outstanding securities convertible into shares of the Acquiring Fund.

(h) The information to be furnished by the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with U.S. federal securities and all other applicable federal, state and local laws and regulations.

(i) From the effective date of the Registration Statement (as defined in Section 5.7), through the time of the meeting of the Selling Fund Shareholders and on the Closing Date, any written information furnished by the Acquiring Company with respect to the Acquiring Fund for use in the Proxy Materials (as defined in Section 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

(j) For each taxable year of its operations prior to the Closing Date, the Acquiring Fund (i) has elected to qualify, and has qualified, as a “regulated investment company” under Subchapter M of the Code (a “RIC”), (ii) has been eligible to and has computed its U.S. federal income tax under Section 852 of the Code, and (iii) has been, and will be as of the Closing Date treated as a separate corporation for U.S. federal income tax purposes pursuant to Section 851(g) of the Code. The Acquiring Fund will qualify as a RIC as of the Closing Date and will have satisfied as of the close of its most recent prior quarter of its taxable year, the diversification requirements of Section 851(b)(3) of the Code without regard to the last sentence of Section 851(d) of the Code. The Acquiring Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Acquiring Fund to fail to qualify as a RIC under the Code.

(k) The annual financial statements of the Acquiring Fund for the fiscal year ended June 30, 2014, which have been audited by an independent registered public accounting firm, and the unaudited semi-annual financial statements of the Acquiring Fund for the six-month period ended December 31, 2014, have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Selling Fund) fairly reflect the financial condition of the Acquiring Fund as of June 30, 2014, and December 31, 2014 respectively, and there are no known contingent liabilities of the Acquiring Fund as of such date that are not disclosed in such statements.

(l) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Maryland law for the execution of this Agreement by the Acquiring Company, for itself and on behalf of the Acquiring Fund, or the performance of this Agreement by the Acquiring Company, for itself and on behalf of the Acquiring Fund, except for the effectiveness of the Registration Statement (as defined in Section 5.7) and the filing of any documents that may be required under Maryland state law and except for the filing of any documents that may be required under the 1933 Act, the 1934 Act and the 1940 Act and such other consents, approvals, authorizations and filings as have been made or received and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.

(m) The Acquiring Fund agrees to use all commercially reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any other applicable federal and state securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

(n) The Acquiring Company’s Board of Directors satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act as they currently apply to the Acquiring Company.

(o) (i) At least 33 1/3% of the assets of the Selling Fund meet the investment objectives, strategies, policies, risks and restrictions of the Acquiring Fund, (ii) the Acquiring Fund did not modify any of its investment objectives, strategies, policies, risks or restrictions in connection with the Reorganization, and (iii) the Acquiring Fund has no plan or intention to change any of its investment objectives, strategies, policies, risks or restrictions after the Reorganization without shareholder approval and/or notice.

(p) To the knowledge of the Acquiring Fund’s management, there is no plan or intention by the Selling Fund shareholders to sell, exchange, or otherwise dispose of a number of Selling Fund shares (or Acquiring Fund shares received in the Reorganization), in connection with the Reorganization, that would reduce the Selling Fund shareholders’ ownership of the Selling Fund shares (or equivalent Acquiring Fund shares) to a number of shares that is less than 50% of the current number of Selling Fund shares outstanding.

(q) The Acquiring Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of the Selling Fund.

(r) There is no indebtedness existing between the Acquiring Fund and the Selling Fund that was issued, acquired, or will be settled at a discount.

(s) The Acquiring Fund has no plan or intention to reacquire any of the Acquiring Fund shares issued in the Reorganization other than redemptions that the Acquiring Fund will make as an open-end investment company pursuant to Section 22(c) of the Investment Company Act of 1940.

ARTICLE V

COVENANTS OF ACQUIRING FUND AND SELLING FUND

5.1 OPERATION IN ORDINARY COURSE. Subject to Section 1.2, the Selling Fund will operate its business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions, any other distribution necessary or desirable to avoid U.S. federal income or excise taxes, and shareholder purchases and redemptions. The Selling Fund will operate its business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions, any other distribution necessary or desirable to avoid U.S. federal income or excise taxes, and shareholder purchases and redemptions. No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect.

5.2 SHAREHOLDER APPROVAL. The Selling Fund will call a special meeting of Selling Fund shareholders to consider and act upon this Agreement (or transactions contemplated thereby) and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

5.3 INVESTMENT REPRESENTATION. The Selling Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

5.4 ADDITIONAL INFORMATION. The Selling Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Selling Fund’s shares as permitted by shareholder account registrations.

5.5 FURTHER ACTION. Subject to the provisions of this Agreement, each Fund will take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date. In particular, the Selling Fund covenants that it will, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm the Acquiring Fund’s title to and possession of all the Selling Fund’s assets and otherwise to carry out the intent and purpose of this Agreement.

5.6 STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty (60) days after the Closing Date, the Selling Trust shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund and which will be certified by the Selling Trust’s Treasurer, a statement of the earnings and profits of the Selling Fund for U.S. federal income tax purposes, as well as any net operating loss carryovers and capital loss carryovers, that will be carried over to the Acquiring Fund as a result of Section 381 of the Code.

5.7 PREPARATION OF REGISTRATION STATEMENT AND PROXY MATERIALS. The Acquiring Company will prepare and file with the Commission a registration statement on Form N-14 relating to the Acquiring Fund Shares to be issued to the Selling Fund Shareholders (the “Registration Statement”). The Registration Statement shall include a proxy statement of the Selling Fund and a prospectus of the Acquiring Fund relating to the transaction contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act, and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the proxy statement and related materials (the “Proxy Materials”), for inclusion therein, in connection with the meeting of Selling Fund shareholders to consider the approval of this Agreement and the transactions contemplated herein.

5.8 REPORTING RESPONSIBILITY. Any reporting responsibility of the Selling Fund, including, without limitation, the responsibility for filing of regulatory reports, tax returns or other documents with the Commission, any state securities commission, and any U.S. federal, state or local tax authorities or any other relevant authority, is and shall remain the responsibility of the Selling Fund.

5.9 SELLING FUND FINANCIAL STATEMENTS. The audited financial statements for the annual period ended December 31, 2014, will be prepared in accordance with generally accepted accounting principles, and such statements (copies of which will be furnished to the Acquiring Fund) will fairly reflect the financial condition of the Selling Fund as of December 31, 2014, and there will be no known contingent liabilities of the Selling Fund as of such date that are not disclosed in such statements.

5.10 TAX STATUS OF REORGANIZATION. The parties intend that the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code. None of the Selling Trust, the Selling Fund, the Acquiring Company or the Acquiring Fund shall (either before or after the Closing Date) take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or that results in the failure of the Reorganization to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code. At or prior to the Closing Date, the parties to this Agreement will take such reasonable action, or cause such action to be taken, as is reasonably necessary to enable Paul Hastings LLP to render the tax opinion contemplated in this Agreement.

5.11 COMPLIANCE WITH SECTION 15(f) OF THE 1940 ACT. (a) The Acquiring Company agrees that for a period of three (3) years after the Closing Date, the Acquiring Company will maintain the composition of its Board of Directors so that at least 75% of the board members of the Acquiring Fund or the Acquiring Company, as applicable (or any successor) are not “interested persons” (as defined in the 1940 Act) of Arrowpoint; and (b) Arrowpoint agrees that for a period of two (2) years after the Closing Date, neither Arrowpoint nor any of its affiliates (or any entity which will act as investment adviser to the Acquiring Fund (or any successor)) shall impose an “unfair burden” (pursuant to Section 15(f) of the 1940 Act) on the Acquiring Fund (or any successor) as a result of the transactions contemplated hereby.

5.12 STATEMENT OF ASSETS AND LIABILITIES. The Selling Fund shall, as soon as is reasonably practicable after the Closing Date, deliver to the Acquiring Fund a statement of the Selling Fund’s assets and liabilities, together with a list of the Selling Fund’s portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Selling Trust.

5.13 CONFIDENTIALITY.

(a) The Acquiring Company, the Acquiring Fund, the Selling Trust, the Selling Fund, Arrowpoint and Windowpane (the “Protected Persons”) will hold, and will cause their board members, officers, employees, representatives, agents and affiliates to hold, in strict confidence, and not disclose to any other person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other Protected Persons, all non-public, confidential or proprietary information obtained from the other Protected Persons in connection with the transactions contemplated by this Agreement, except such information may be disclosed: (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable law; (iii) if it is publicly available through no act or failure to act of such party; (iv) if it was already known to such party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.

(b) In the event of a termination of this Agreement, the Protected Persons agree that they along with their board members, employees, representatives, agents and affiliates shall, and shall cause their affiliates to, except with the prior written consent of the other Protected Persons, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all non-public, confidential or proprietary information relating to the other Protected Persons and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable law; (ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.

ARTICLE VI

CONDITION PRECEDENT TO OBLIGATIONS OF THE SELLING FUND

The obligations of the Selling Fund to consummate the transactions provided for herein shall be subject to the following conditions:

6.1 All representations, covenants, and warranties of the Acquiring Company and the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquiring Fund shall have delivered to the Selling Fund a certificate executed in the Acquiring Fund’s name by the Acquiring Company’s President and its Treasurer, in form and substance satisfactory to the Selling Fund and dated as of the Closing Date, to such effect and as to such other matters as the Selling Fund shall reasonably request.

6.2 The Selling Fund shall have received on the Closing Date an opinion from Davis Graham & Stubbs LLP, dated as of the Closing Date, in a form reasonably satisfactory to the Selling Fund substantially to the effect that:

(a) The Acquiring Fund is a legally designated, separate series of the Acquiring Company, and the Acquiring Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with power under its articles of incorporation and Bylaws, each as amended or supplemented from time to time, to own all of its properties and assets and to carry on its business as presently conducted.

(b) The Acquiring Company is registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration under the 1940 Act is in full force and effect.

(c) Assuming that the Acquiring Fund Shares have been issued in accordance with the terms of this Agreement, the Acquiring Fund Shares to be issued and delivered to the Selling Fund on behalf of the Selling Fund Shareholders, as provided by this Agreement, are duly authorized and upon such delivery will be validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund has any preemptive rights with respect to Acquiring Fund Shares.

(d) The Registration Statement is effective and to such counsel’s knowledge, no stop order under the 1933 Act pertaining thereto has been issued, and to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Maryland is required for consummation by the Acquiring Fund of the transactions contemplated herein, except as have been obtained.

(e) The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated herein will not, result in a violation of the Acquiring Company’s articles of incorporation or Bylaws, each as amended or supplemented from time to time.

(f) This Agreement has been duly authorized, executed and delivered by the Acquiring Company on behalf of the Acquiring Fund and, assuming due authorization, execution and delivery of this Agreement by the Selling Trust, on behalf of the Selling Fund, is a valid and binding obligation of the Acquiring Company on behalf of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.

Such opinion shall be based on customary assumptions and such representations as Davis Graham & Stubbs LLP may reasonably request of the Funds, and the Selling Fund and the Acquiring Fund will cooperate to make and certify the accuracy of such representations. Such opinion may also rely on the opinion of other counsel to the extent set forth in such opinion. With respect to the opinion on the enforceability of this Agreement, Davis Graham & Stubbs LLP may assume without any independent investigations that the laws of the State of Maryland are identical in all respects to the corporate laws of the State of Colorado.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject to the following conditions:

7.1 All representations, covenants, and warranties of the Selling Trust and the Selling Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Selling Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in the Selling Fund’s name by the Selling Trust’s President and Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.

7.2 The Acquiring Fund shall have received on the Closing Date an opinion from Paul Hastings LLP, or local Massachusetts counsel, dated as of the Closing Date, in a form reasonably satisfactory to the Acquiring Fund substantially to the effect that:

(a) The Selling Fund is a duly authorized, separate series of the Selling Trust, and the Selling Trust is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with power under its Declaration of Trust and Bylaws, each as amended from time to time, to own all of the properties and assets of the Selling Fund and to carry on the business as presently conducted.

(b) The Selling Trust is registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration under the 1940 Act is in full force and effect.

(c) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the Commonwealth of Massachusetts is required for consummation by the Selling Fund of the transactions contemplated herein, except as have been obtained.

(d) The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated herein will not, result in a violation of the Selling Trust’s Declaration of Trust, as amended (assuming approval of Selling Fund shareholders has been obtained) or its Bylaws.

(e) This Agreement has been duly authorized, executed and delivered by the Selling Trust on behalf of the Selling Fund and, assuming due authorization, execution and delivery of this Agreement by the Acquiring Company on behalf of the Acquiring Fund, is a valid and binding obligation of the Selling Trust on behalf of the Selling Fund enforceable against the Selling Fund in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.

Such opinion shall be based on customary assumptions and such representations as Paul Hastings LLP, or local Massachusetts counsel may reasonably request of the Funds, and the Selling Fund and the Acquiring Fund will cooperate to make and certify the accuracy of such representations.

7.3 As of the Closing Date, the assets of the Selling Fund to be acquired by the Acquiring Fund will include no assets which the Acquiring Fund has identified to the Selling Fund at least two (2) business days prior to Closing as being unsuitable for the Acquiring Fund to acquire by reason of limitations in the Acquiring Company Governing Documents, or of investment restrictions disclosed in the Registration Statement.

7.4 The Selling Trust shall have declared all necessary distributions to the Selling Fund Shareholders, which, together with all previous distributions, will have the effect of distributing to the Selling Fund Shareholders all of the Selling Fund’s investment company taxable income (computed without regard to the deduction for dividends paid) and net realized capital gains, if any, through the Closing Date.

ARTICLE VIII

FURTHER CONDITIONS PRECEDENT

The obligations of each Fund shall also be subject to the following:

8.1 This Agreement and the transactions contemplated herein, with respect to the Selling Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the Selling Fund in accordance with applicable law and the provisions of the Selling Trust Governing Documents. Notwithstanding anything herein to the contrary, neither Fund may waive the conditions set forth in this Section 8.1.

8.2 This Agreement and the transactions contemplated herein shall have been approved by the Board of Directors of the Acquiring Company and the Board of Trustees of the Selling Trust and each Fund shall have delivered to the other a copy of the resolutions approving this Agreement adopted by its Board, certified by the Secretary or equivalent officer.

8.3 On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

8.4 All required consents of other parties and all other consents, orders, and permits of U.S. federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including any necessary “no-action” positions and exemptive orders from such U.S. federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained.

8.5 The Funds shall have received an opinion of Paul Hastings LLP substantially to the effect that with respect to the Reorganization for U.S. federal income tax purposes:

(a) The transfer of all the Selling Fund’s assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund followed by the distribution by the Selling Fund of all the Acquiring Fund Shares to the Selling Fund Shareholders in complete liquidation of the Selling Fund will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code and the Acquiring Fund and the Selling Fund will each be a “party to a reorganization,” within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

(b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of all the assets of the Selling Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund.

(c) No gain or loss will be recognized by the Selling Fund upon the transfer of all the Selling Fund’s assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to the Selling Fund Shareholders solely in exchange for such shareholders’ shares of the Selling Fund in complete liquidation of the Selling Fund.

(d) No gain or loss will be recognized by the Selling Fund Shareholders upon the exchange of their Selling Fund shares solely for Acquiring Fund Shares in the Reorganization.

(e) The aggregate basis of the Acquiring Fund Shares received by each Selling Fund Shareholder pursuant to the Reorganization will be the same as the aggregate basis of the Selling Fund shares exchanged therefor by such shareholder. The holding period of Acquiring Fund Shares received by each Selling Fund Shareholder will include the period during which the Selling Fund shares exchanged therefor were held by such shareholder, provided such Selling Fund shares are held as capital assets at the time of the Reorganization.

(f) The basis of the Selling Fund’s assets transferred to the Acquiring Fund will be the same as the basis of such assets to the Selling Fund immediately before the Reorganization. The holding period of the assets of the Selling Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Selling Fund.

No opinion will be expressed as to the effect of the Reorganization on (i) the Selling Fund or the Acquiring Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting, or (ii) any Selling Fund Shareholder that is required to recognize unrealized gains and losses for federal income tax purposes under a mark-to-market system of accounting; (iii) any gain or loss that may be recognized on “section 1256 contracts” as defined in section 1256(b) of the Code as a result of the closing of the tax year of the Selling Fund, or (iv) any other gain or loss that may be required to be recognized as a result of the closing of the tax year of the Selling Fund.

Further, no opinion will be expressed as to the effect of the Reorganization on (i) the taxable year of any Selling Fund Shareholder, (ii) the Selling Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code or personal holding company as defined in Section 542 of the Code, (iii) any shares held as a result of or attributable to compensation for services by any person, or (iv) any other U.S. federal tax issues (except those set forth above) or any state, local or foreign tax issues of any kind.

Such opinion shall be based on customary assumptions and limitations and such representations as Paul Hastings LLP may reasonably request of the Funds, and the Selling Fund and the Acquiring Fund will cooperate to make and certify the accuracy of such representations. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Selling Fund may waive the conditions set forth in this Section 8.5.

ARTICLE IX

EXPENSES

9.1 The Funds will pay no expenses solely related to their participation in the Reorganization. Arrowpoint will pay for all reasonable legal counsel and other expenses of the Acquiring Fund and of the Selling Fund incurred solely and directly in connection with the Reorganization, including, without limitation, board meeting fees and costs and costs associated with any proxy solicitation of Selling Fund Shareholders, whether or not the transactions contemplated by this Agreement are consummated.

9.2 Each party represents and warrants to the other that there is no person or entity entitled to receive any broker’s fees or similar fees or commission payments in connection with the transactions provided for herein.

9.3 Notwithstanding the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of the Selling Fund or the Acquiring Fund, as the case may be, as a RIC. Selling Fund shareholders will pay their respective expenses, if any, incurred in connection with the Reorganization.

ARTICLE X

INDEMNIFICATION

10.1 The Acquiring Company, solely out of the Acquiring Fund’s assets and property, agrees to indemnify and hold harmless the Selling Trust, its trustees and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which any such indemnified party may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquiring Company or the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.

10.2 The Selling Trust, solely out of the Selling Fund’s assets and property, agrees to indemnify and hold harmless the Acquiring Company, its directors and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which any such indemnified party may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Selling Trust or the Selling Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE XI

ENTIRE AGREEMENT; SURVIVAL OF COVENANTS

11.1 The parties agree that no party has made to the other parties any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between and among the parties.

11.2 Except for the covenants set forth in Sections 1.4, 1.9, 5.5, 5.6, 5.11, 5.12, 5.13, 9.1, 9.3, 11.2 and Article X, the representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall not survive the consummation of the transactions contemplated hereunder.

ARTICLE XII

TERMINATION

12.1 This Agreement may be terminated by the mutual agreement of the Acquiring Company and the Selling Trust and such termination may be effected by the Presidents of the Acquiring Company and the Selling Trust in writing without further action by their respective Boards. In addition, either the Acquiring Company or the Selling Trust may at its option terminate this Agreement at or before the Closing Date due to:

(a) a material breach by the other party of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within thirty (30) days of written notice thereof;

(b) a condition precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or

(c) a determination by the Board of Directors of the Acquiring Company or the Board of Trustees of the Selling Trust that the consummation of the transactions contemplated herein is not in the best interests of the Acquiring Fund or Selling Fund, respectively.

12.2 In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of the Acquiring Company, the Acquiring Fund, the Selling Trust, the Selling Fund, Arrowpoint, Windowpane, or their respective board members, members, shareholders, officers or employees. In the event of willful default, all remedies at law or in equity of the party adversely affected shall survive.

ARTICLE XIII

AMENDMENTS

13.1 This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Acquiring Company and the Selling Trust as specifically authorized by their respective Boards; provided, however, that following the meeting of the Selling Fund Shareholders called by the Selling Fund pursuant to Section 5.2 of this Agreement, no such amendment may have the effect of changing the provisions hereof to the detriment of such shareholders without their further approval.

ARTICLE XIV

HEADINGS; COUNTERPARTS; GOVERNING LAW;

ASSIGNMENT; LIMITATION OF LIABILITY

14.1 The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

14.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to conflict of laws.

14.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this section, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.5 It is expressly agreed that the obligations of each Fund hereunder shall not be binding upon any of the trustees, directors, shareholders, nominees, officers, agents, or employees of the Acquiring Company or the Selling Trust personally, but shall bind only the property of the respective Fund, as provided in the Acquiring Company Governing Documents and the Selling Trust Governing Documents. Moreover, no series of the Selling Trust or Acquiring Company other than the Selling Fund or Acquiring Fund, respectively, shall be responsible for the obligations of the Acquiring Company or Selling Trust hereunder, and all persons shall look only to the assets of the applicable Fund to satisfy the obligations of such Trust and Fund hereunder. The execution and delivery of this Agreement have been authorized by the Board of Directors of the Acquiring Company on behalf of the Acquiring Fund and the Board of Trustees of the Selling Trust on behalf of the Selling Fund and signed by authorized officers of the Acquiring Company and the Selling Trust, respectively, acting as such. Neither the authorization by such Board of Directors or Board of Trustees, as applicable, nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the respective Fund.

ARTICLE XV

NOTICES

15.1 Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be deemed duly given if delivered by hand (including by FedEx or similar express courier) or transmitted by facsimile or three days after being mailed by prepaid registered or certified mail, return receipt requested, addressed to the Selling Trust or to the Acquiring Company at the applicable address set forth in the first paragraph of this Agreement, or to any other address that the Selling Trust or the Acquiring Company shall have last designated by notice to the other party.

Exhibit (4)

WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

MERIDIAN FUND, INC. on behalf of Meridian Equity Income Fund

By:
Name:
Title:

ACKNOWLEDGED:

By:
Name:
Title:

PROFESSIONALLY MANAGED PORTFOLIOS, on behalf of Jordan Opportunity Fund

By:
Name:
Title:

ACKNOWLEDGED:

By:
Name:
Title:

The undersigned is a party to this Agreement for the purposes of Sections 5.11, 5.13, 9.1, and 12.2 only

ARROWPOINT ASSET MANAGEMENT, LLC

By:
Name:
Title:

ACKNOWLEDGED:

By:
Name:
Title:

The undersigned is a party to this Agreement for the purposes of Sections 5.11, 5.13 and 12.2 only

WINDOWPANE ADVISORS, L.L.C.

By:
Name:
Title:

ACKNOWLEDGED:

By:
Name:
Title: